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                                                             EXHIBIT (d)(5)(iii)

[ING FUNDS LOGO]

June 4, 2004

Michael Gioffre
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

      Pursuant to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby modify the fees payable to the Sub-Adviser for ING High Yield Bond Fund and ING Intermediate Bond Fund (the "Funds") to include breakpoints. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding breakpoints to the annual sub-advisory fees for the Funds as indicated on AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual sub-advisory fees indicated for the Funds, is attached hereto.

      AMENDED SCHEDULE A has also been updated by the removal of ING Strategic Bond Fund as this fund was recently dissolved.

      Please signify your acceptance to the addition of breakpoints for the Funds by signing below where indicated.

                                                        Very sincerely,

                                                        /s/ Michael J. Roland
                                                        ------------------------
                                                        Michael J. Roland
                                                        Executive Vice President
                                                        ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.

By:    /s/ Jeffrey T. Becker
       -------------------
Name:  Jeffrey T. Becker
Title: SVP & CFO , Duly Authorized

7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000        ING Investments, LLC
Scottsdale, AZ 85258-2034         Fax: 480-477-2744
                                  www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                                                                     ANNUAL SUB-ADVISER FEE
                                                                     ----------------------
SERIES                                                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------
ING Classic Money Market Fund                                                 0.1125%

ING GNMA Income Fund                                            0.2700% of first $150 million of assets
                                                        0.2250% of assets in excess of $150 million up to $400 million
                                                        0.2025% of assets in excess of $400 million up to $800 million
                                                                0.1800% of assets in excess of $800 million

ING High Yield Bond Fund                                        0.2925% of first $250 million of assets
                                                                0.2700% of next $250 million of assets
                                                              0.2475% of assets in excess of $500 million

ING High Yield Opportunity Fund                                               0.2700%

ING Intermediate Bond Fund                                      0.2250% of first $500 million of assets
                                                        0.2025% of assets in excess of $500 million up to $1 billion
                                                        0.19125% of assets in excess of $1 billion up to $2 billion
                                                                0.1800% of assets in excess of $2 billion

ING Lexington Money Market Trust                                0.2250% of first $500 million of assets
                                                              0.2025% of assets in excess of $500 million

ING Money Market Fund                                                       0.1575%

ING National Tax-Exempt Bond Fund                                           0.2250%